Exhibit 99.1

Supernus Pharmaceuticals Completes Acquisition of Sage Therapeutics

Acquisition strengthens Supernus’ leading presence in neuropsychiatric conditions with an innovative commercial product, ZURZUVAE® (zuranolone), and a novel CNS discovery platform, accelerating mid- to long-term revenue and cash flow growth and further diversifying revenue base

ROCKVILLE, Md., July 31, 2025 – Supernus Pharmaceuticals, Inc. (Nasdaq: SUPN) (“Supernus”) today announced that it has successfully completed its previously announced acquisition of Sage Therapeutics, Inc. (Nasdaq: SAGE) (“Sage”).

“Sage is an ideal fit in our corporate development strategy, adding a significant fourth growth product to our portfolio and further diversifying our sources of future revenue,” said Jack Khattar, President and CEO of Supernus Pharmaceuticals. “With our proven track record of strong commercial execution along with the expected cost synergies, the acquisition is expected to be accretive in 2026.”

Compelling Strategic Rationale

▪	Strengthens psychiatry portfolio with ZURZUVAE® (zuranolone) capsules CIV, the first and only FDA-approved oral medicine indicated for the treatment of postpartum depression in adults.

▪	Diversifies and increases revenue base and cash flow:

-	Addition of collaboration revenue from net sales of ZURZUVAE (50% of total net revenue Biogen, Inc. records for ZURZUVAE in the U.S. pursuant to a collaboration agreement), and

-	Combined with its three other growth products (Qelbree®, ONAPGOTM, and GOCOVRI®), Supernus believes it is poised for significant future growth.

▪	Augments Supernus central nervous system discovery platforms and expertise.

▪	Strong fit with existing Supernus infrastructure is expected to result in cost synergies of up to $200 million on an annual basis.

▪	The acquisition is expected to be accretive in 2026.

The Offer and the Merger

The Offer and withdrawal rights for all outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Sage in exchange for (i) $8.50 per Share, net to the seller in cash, subject to any withholding of taxes and without interest (the “Closing Amount”), plus (ii) one non-transferable and non-tradable contingent value right per Share (a “CVR”), which represents the right to receive up to $3.50 per Share upon the satisfaction of specified milestones (as described further in the Offer to Purchase), net to the seller in cash, without interest and subject to any withholding of taxes, pursuant to the CVR Agreement (the Closing Amount plus one CVR collectively, the “Offer Price”), expired as scheduled at one minute following 11:59 p.m., New York time, on July 30, 2025 (the “Expiration Time”).

Each CVR paid to Sage stockholders represents a non-transferable and non-tradable contractual contingent right to receive a cash payment of up to $3.50, net to the seller in cash, subject to any withholding of taxes and without interest, upon the achievement of certain milestones in accordance with the terms of the Contingent Value Rights Agreement entered into between Supernus and Equiniti Trust Company, LLC as rights agent, (the “CVR Agreement”).

One milestone payment of $0.50 per CVR, net to the seller in cash, subject to any withholding of taxes and without interest, is payable (subject to certain terms and conditions) upon the first commercial sale after Regulatory Approval (as defined in the CVR Agreement) in Japan to a third-party customer of the pharmaceutical product that is marketed in the United States under the name ZURZUVAE and is the subject of the current regulatory filing (including any amended filings based thereon) by Shionogi & Co., Ltd., inclusive of its affiliates, in Japan for Major Depressive Disorder by June 30, 2026.

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A second milestone payment of $1.00 per CVR, net to the seller in cash, subject to any withholding of taxes and without interest, is payable (subject to certain terms and conditions) if Net Sales (as defined in the CVR Agreement) of ZURZUVAE are equal to or exceed $250 million in the United States during a calendar year on or prior to December 31, 2027.

A third milestone payment of $1.00 per CVR, net to the seller in cash, subject to any withholding of taxes and without interest, is payable (subject to certain terms and conditions) if Net Sales (as defined in the CVR Agreement) of ZURZUVAE are equal to or exceed $300 million in the U.S. during a calendar year on or prior to December 31, 2028. A fourth milestone payment of $1.00 per CVR, net to the seller in cash, subject to any withholding of taxes and without interest, is payable (subject to certain terms and conditions) if Net Sales (as defined in the CVR Agreement) of ZURZUVAE are equal to or exceed $375 million in the U.S. during a calendar year on or prior to December 31, 2030.

Each milestone may only be achieved once. The maximum amount payable with respect to the CVR issued in respect to each Share is $3.50 in the aggregate. There can be no assurance any payments will be made with respect to any CVR. It is possible that no milestone is achieved and no payment is made with respect to the CVRs.

Equiniti Trust Company, LLC, the depositary for the Offer, has advised Supernus that a total of 36,313,509 Shares were validly tendered and not validly withdrawn in the Offer, representing approximately 58 percent of the Shares outstanding.

All of the conditions of the Offer have been satisfied, and effective as of the Expiration Time, Supernus and its wholly owned subsidiary, Saphire, Inc. (“Purchaser”), accepted for payment all Shares that were validly tendered and not validly withdrawn in the Offer, and will as promptly as practicable thereafter pay for all such validly tendered Shares.

Following the completion of the Offer, Supernus completed the acquisition of Sage through the merger of Purchaser with and into Sage, without a vote of Sage stockholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (“DGCL”), with Sage surviving the merger as a wholly owned subsidiary of Supernus. In connection with the merger, each Share not previously purchased in the Offer (other than (i) Shares held by Sage (or held in Sage’s treasury) immediately prior to the effective time of the merger, (ii) any Shares held by Supernus or Purchaser or any direct or indirect wholly owned subsidiary of Supernus or Purchaser immediately prior to the effective time of the merger, or (iii) Shares held by any stockholder who was entitled to appraisal rights under Section 262 of the DGCL and properly exercised and perfected their respective demands for appraisal of such Shares pursuant to Section 262 of the DGCL and, as of the effective time of the merger, has neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL with respect to such Shares) was converted into the right to receive the Offer Price, less any applicable withholding taxes and without interest. The Shares will be delisted from the Nasdaq Global Market.

Advisors

Moelis & Company LLC acted as the exclusive financial advisor to Supernus. Goldman Sachs & Co. LLC acted as the exclusive financial advisor to Sage. Saul Ewing LLP served as legal counsel to Supernus. Kirkland & Ellis LLP served as legal counsel to Sage.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals (the Company) is a biopharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases.

Our diverse neuroscience portfolio includes approved treatments for attention-deficit hyperactivity disorder (ADHD), dyskinesia in Parkinson’s disease (PD) patients receiving levodopa-based therapy, hypomobility in PD, postpartum depression (PPD), epilepsy, migraine, cervical dystonia, and chronic sialorrhea. We are developing a broad range of novel product candidates for CNS disorders.

For more information, please visit www.supernus.com.

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Forward-Looking Statements

This press release includes forward-looking statements. These statements do not convey historical information but relate to predicted or potential future events that are based upon management's current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, the Company’s ability to sustain and increase its profitability; the Company’s ability to raise sufficient capital to fully implement its corporate strategy; the implementation of the Company’s corporate strategy; the Company’s future financial performance and projected expenditures; the Company’s ability to increase the number of prescriptions written for each of its products, the products of its subsidiaries and products acquired through the acquisition of Sage; the Company’s ability to increase its net revenue from its products, the products of its subsidiaries and products acquired through the acquisition of Sage; the Company’s ability to commercialize its products, the products of its subsidiaries and products acquired through the acquisition of Sage; the Company’s ability to enter into future collaborations with pharmaceutical companies and academic institutions or to obtain funding from government agencies; the Company’s product research and development activities, including the timing and progress of the Company’s clinical trials, and projected expenditures; the Company’s ability to receive, and the timing of any receipt of, regulatory approvals to develop and commercialize the Company’s product candidates; the Company’s ability to protect its intellectual property and the intellectual property of its subsidiaries and operate its business without infringing upon the intellectual property rights of others; the Company’s expectations regarding federal, state and foreign regulatory requirements; the therapeutic benefits, effectiveness and safety of the Company’s product candidates; the accuracy of the Company’s estimates of the size and characteristics of the markets that may be addressed by its product candidates; the Company’s ability to increase its manufacturing capabilities for its products and product candidates; the Company’s projected markets and growth in markets; the Company’s product formulations and patient needs and potential funding sources; the Company’s staffing needs; and other risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission made pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

CONTACTS:

Jack A. Khattar, President and CEO

Timothy C. Dec, Senior Vice President and CFO

Supernus Pharmaceuticals, Inc.

(301) 838-2591

INVESTOR CONTACT:

Peter Vozzo

ICR Healthcare

(443) 213-0505

peter.vozzo@icrhealthcare.com

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